CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated May 30, 2013, relating to the financial statements which appear in the March 31, 2013 Annual Report to Members of Grosvenor Registered Multi-Strategy Fund (TI2), LLC, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

June 21, 2013